Exhibit 10.2

ASSET CONTRIBUTION AGREEMENT

This ASSET CONTRIBUTION AGREEMENT (“Agreement”), entered into and effective as of February 11, 2011, is by and between Sillerman Investment Corporation, a Delaware corporation (“Contributor”) and Function (X) Inc., a Delaware corporation (“Company”).  Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings set forth in Schedule A hereto.

RECITALS

WHEREAS, Contributor owns certain intellectual property rights and other assets relating to its business; and

WHEREAS, Contributor is the sole and exclusive owner and holder of the Assets (as defined in Schedule A);

WHEREAS, Contributor desires to contribute the Assets to the Company in consideration for the reimbursement of up to $2,000,000 in expenses from the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
CONTRIBUTION OF ASSETS; EXCLUDED ASSETS AND LIABILITIES

Section 1.1            Contribution from Contributor to the Company.  Effective as of the Closing Date and upon the terms and conditions set forth in this Agreement, Contributor shall, and hereby does, contribute, assign, transfer, convey and deliver to the Company, and the Company shall, and hereby does, agree to acquire from Contributor, all right, title and interest in and to the Assets, as a contribution to the capital of the Company.

Section 1.2            Excluded Assets and Liabilities.  The only assets, properties, rights and claims that are being contributed, assigned, transferred, conveyed and delivered under this Agreement are the Assets.  The Contributor is not contributing, assigning, transferring, conveying or delivering any other assets, properties, rights or claims under this Agreement other than the Assets (any and all such other assets, properties, rights and claims, the “Excluded Assets”), all of which Excluded Assets are being retained by their respective original owner.  In addition, except for those liabilities directly related to the Assets, the Company is not accepting or assuming any liabilities, debts, taxes, claims, civil penalties, options, obligations (whether matured or unmatured) of any nature whatsoever (whether absolute, accrued, contingent or otherwise) from the Contributor (the “Excluded Liabilities”).

Section 1.3            Consideration to Contributor.  As consideration for the contribution, assignment, transfer, conveyance and delivery of the Assets by Contributor to the Company, the Company hereby agrees to reimburse expenses of the Contributor incurred in connection with the development of the Assets or its related business, whenever incurred, at or after the Closing in an aggregate amount not to exceed $2,000,000.

ARTICLE II
CLOSING

Section 2.1            Closing Date and Place.  The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Contributor on February 11, 2011 (the “Closing Date”).

Section 2.2            Documentation.  Each of Contributor and the Company shall execute and deliver to the requesting party such other documents as they shall mutually agree shall be necessary or desirable to effect the Closing.  Execution of all closing documents may be by electronic mail or facsimile.

ARTICLE III
COVENANTS

Section 3.1            Further Action.  Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the Closing Date, all such instruments, and will take all reasonable actions as may be necessary, for Contributor to transfer and convey (or to record or evidence the same) the Assets to the Company on the terms and conditions herein contained, and to consummate the transactions herein contained to effectuate the provisions and purposes hereof.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Expenses.  Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and performing this Agreement.

Section 4.2            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

Section 4.3            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.4            Entire Agreement.  This Agreement, together with the Trademark Assignment, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 4.5            Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 4.6            Usage of Terms.  For purposes of this Agreement: (a) the singular includes the plural and the plural includes the singular; (b) the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require; (c) any form of the word “include” shall be deemed to be followed by the words “without limitation”; (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or part of this Agreement; (e) the phrase “in and to” shall be deemed to include “under” and “with respect to” whenever appropriate; (f) unless the context requires otherwise, references to agreements and other contractual instruments include all amendments, supplements and other modifications thereto; and (g) recitals, exhibits and schedules to this Agreement are an integral part of this Agreement.

Section 4.7            Assignment and Amendment.  This Agreement shall be binding upon the respective successors and assigns of the parties hereto.  This Agreement may be amended only by written agreement of the parties hereto, duly executed by an authorized representative of each of the parties hereto.

Section 4.8            Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of New York applicable to contracts made in that state, without regard to conflicts of law provisions that would result in the application of any other law.

Section 4.9            Third-Party Rights.  This Agreement is not intended and shall not be construed to create any rights in any parties other than Contributor and the Company and their respective successors and assigns, and no person shall have any rights as a third party beneficiary hereunder.

Section 4.10          Non-Waiver.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect.

Section 4.11          Severability.  The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

Section 4.12          Survival.  The covenants and agreements contained in this Agreement shall survive and be enforceable following the Closing.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SILLERMAN INVESTMENT CORPORATION

By:/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: President

Address:
157 East 70th Street
New York, NY 10022

FUNCTION (X) INC.

By:/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

Address:
650 Madison Avenue
15th Floor
New York, NY 10022

Signature Page
Asset Contribution Agreement

Schedule A

Defined Terms

“Agreement” means this Asset Contribution Agreement and all Schedules annexed hereto, as the same may be amended, modified or supplemented from time to time.

“Assets” means, collectively, all of Contributor’s right, title and interest as of the Closing Date in and to the following assets, properties and rights: all rights in proprietary information and intellectual property, including without limitation:  (i) all patents, patent applications, patent disclosures and patentable inventions; (ii) all Trademarks; (iii) all registrations, applications, renewals and license rights pertaining to any of the foregoing; (iv) all trade secrets, confidential information, business methodologies, ideas, know how, processes and techniques, inventions, research and development information, plans, improvements, proposals, technical and computer data, documentation, financial, business and marketing plans, and client, customer and supplier lists and related information; (v) all rights to petition, sue or otherwise seek and recover damages, profits or any other remedy (monetary, injunctive, declaratory or other) for any past, present or future infringement, dilution, conversion or misappropriation of, or other injury, offense, violation, breach of duty or wrong relating to any of the foregoing; (vi) any and all income, royalties, and payments now or hereafter due or payable with respect to any of the foregoing; and (vii) all other intangible rights required to utilize, commercialize, enforce, license or otherwise exploit such rights.

“Trademarks” shall mean any and all trademarks, and any service marks, trade dress, brand names, product names, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof and all goodwill associated therewith and all common law and state rights therein.

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